Exhibit 23.7

DeGolyer and MacNaughton

5001 Spring Valley Road

Suite 800 East

Dallas, Texas 75244

December 4, 2018

Newfield Exploration Company

4 Waterway Square Place

Suite 100

The Woodlands, Texas 77380

Ladies and Gentlemen:

We hereby consent to the incorporation by reference of our report of third party dated January 16, 2018, delivered to Newfield Exploration Mid-Continent Inc. (“Newfield”) regarding our audit of estimates provided by Newfield of the net proved oil, condensate, natural gas liquids, and gas reserves, as of December 31, 2017, of certain selected properties that Newfield has represented it owns, in the Registration Statement, and the joint proxy statement/prospectus contained therein, on Form S-4 of Encana Corporation, to be filed with the United States Securities and Exchange Commission on or about December 4, 2018. We also hereby consent to all references to our firm or such report of third party included in or incorporated by reference into such Registration Statement.

Very truly yours,

/s/ DeGolyer and MacNaughton

DeGOLYER and MacNAUGHTON
Texas Registered Engineering Firm F-716